                                                Registration No. 333-__________


                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                    --------------------------------------

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                    --------------------------------------



                               EXIDE CORPORATION
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                                             23-0552730
--------------------------------                          ---------------------
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification No.)


1400 North Woodward Avenue
Bloomfield Hills, Michigan                                        48304
----------------------------------------                  ---------------------
(Address of Principal Executive Offices)                       (Zip Code)


                               Exide Corporation
                           1993 Stock Incentive Plan
                          --------------------------
                           (Full title of the plan)


                              Bernard F. Stewart
                 Executive Vice President and General Counsel
                               Exide Corporation
                          1400 North Woodward Avenue
                       Bloomfield Hills, Michigan  48304
                  -------------------------------------------
                    (Name and address of agent for service)


                                (810) 258-0080
-------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)


                                with copies to:

                               Carter W. Emerson
                               Kirkland & Ellis
                            200 East Randolph Drive
                           Chicago, Illinois  60601
                                (312) 861-2052


                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

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
                                   Proposed      Proposed
Title of                           Maximum       Maximum
Securities        Amount           Offering      Aggregate         Amount of
to be             to be            Price Per     Offering          Registration
Registered        Registered (1)   Share (2)     Price (2)         Fee
-------------------------------------------------------------------------------
Common
Stock,            780,733
$.01 par value    Shares           $48.5625      $37,914,346.00   $13,073.91
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Company is increased by split-up, reclassification, stock dividend or the like.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Securities and Exchange Commission Rule 457(c); based on the average of the high and low price per share of Common Stock of the Company on January 19, 1996, as reported on the New York Stock Exchange Composite Tape.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     A reoffer prospectus covering restricted securities issued under the Exide Corporation 1993 Stock Incentive Plan is filed as part of this Registration Statement pursuant to General Instruction C to Form S-8 as Exhibit 99.2 hereto.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. - INCORPORATION OF DOCUMENTS BY REFERENCE
          ---------------------------------------

     The following documents filed with the Commission (File No. 1-11263) are incorporated herein by reference:

     (i) the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995;

     (ii) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 1995 filed on November 15, 1995, the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 1995 filed on August 16, 1995, as amended by the Company's Quarterly Report on Form 10-Q/A filed on September 27, 1995, the Company's Current Report on Form 8-K filed on November 22, 1995, the Company's Current Report on Form 8-K filed on September 29, 1995, the Company's Current Report on Form 8-K filed on September 8, 1995, the Company's Current Report on Form 8-K filed on August 29, 1995 and the Company's Current Report on Form 8-K filed on June 2, 1995, as amended by the Company's Current Report on Form 8-K/A filed on July 31, 1995; and

     (iii) the description of the Common Stock contained in the Company's Registration Statement on Form S-1 (File No. 33-56581) filed on November 23, 1994.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of the offering of the Shares made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents which have been incorporated by reference in this Prospectus, other than exhibits to such documents not specifically described above. Requests for such documents should be directed to Bernard F. Stewart, Executive Vice President and General

Counsel, Exide Corporation, 1400 North Woodward Avenue, Bloomfield Hills, Michigan 48304, telephone (810) 258-0080.

Item 4. - DESCRIPTION OF SECURITIES
          -------------------------

             Not applicable.

Item 5. - INTERESTS OF NAMED EXPERTS AND COUNSEL
          --------------------------------------

             None.

Item 6. - INDEMNIFICATION OF DIRECTORS AND OFFICERS
          -----------------------------------------

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company may, and in certain cases must, be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action. In the case of a derivative action, such person must be indemnified against expenses (including attorneys' fees). In either type of action the person must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, such director, officer, employee or agent is fairly and reasonably entitled to indemnity for expenses. In a non-derivative action this indemnification does not apply to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

     Article Tenth of the Company's Certificate of Incorporation and Article V of the Company's Bylaws provide that the Company shall indemnify each person who is or was an officer or director of the Company to the fullest extent permitted by Section 145 of the DGCL as currently in effect or as the same may be amended (but only to provide fuller indemnification) in the future.

     Article Ninth of the Company's Restated Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director.

Item 7. - EXEMPTION FROM REGISTRATION CLAIMED
          -----------------------------------

     With respect to restricted securities to be reoffered and resold pursuant to this Registration Statement, the Company relied upon the exemption from registration contained in Section 4(2) to Securities Act of 1933 based upon the sophistication of the grantees of such securities, their representations to the Company and the restrictions placed on transfer of such shares.

Item 8. - EXHIBITS
          --------

     23.1  Consent of Arthur Andersen LLP

     23.2  Consent of Ernst & Young Audit

     23.3  Consent of Deloitte & Touche L.L.P.

     24    Power of Attorney (included on signature page)

     99.1  Exide Corporation 1993 Stock Incentive Plan

     99.2  Reoffer Prospectus

Item 9. - UNDERTAKINGS
          ------------

     (a)  Rule 415 Offering

          The undersigned registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                   Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  Filings Incorporating Subsequent Exchange Act Documents By Reference

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Reading, State of Pennsylvania on the 22nd day of January, 1996.

                                       EXIDE CORPORATION


                                       By: /s/ ALAN E. GAUTHIER
                                          -------------------------------------
                                               EXECUTIVE VICE PRESIDENT

                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bernard F. Stewart and Alan E. Gauthier and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                       TITLE                                  DATE
---------                       -----                                  ----
/s/ ARTHUR M. HAWKINS
---------------------------     Chairman of the Board, President,      JANUARY 24, 1996
Arthur M. Hawkins               Chief Executive Officer and
                                Director (Principal Executive
                                Officer)

/s/ ALAN E. GAUTHIER
---------------------------     Executive Vice President and Chief     JANUARY 22, 1996
Alan E. Gauthier                Financial Officer (Principal
                                Financial Officer and Principal
                                Accounting Officer) and Director

/s/ DOUGLAS N. PEARSON
---------------------------     Executive Vice President and           JANUARY 23, 1996
Douglas N. Pearson              President, North American
                                Operations and Director

/s/ WILLIAM J. RANKIN
---------------------------     Executive Vice President -             JANUARY 22, 1996
William J. Rankin               Engineering and Group Operations
                                and Director

/s/ EARL DOLIVE
---------------------------     Director                               JANUARY 24, 1996
Earl Dolive

/s/ ARTHUR R. TAYLOR
---------------------------     Director                               JANUARY 23, 1996
Arthur R. Taylor
